UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016

NanoFlex Power Corporation

(Exact name of registrant as specified in its charter)

Florida	333-187308	46-1904002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17207 N. Perimeter Dr., Suite 210

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

(former name or former address, if changed since last report)

Registrant’s telephone number, including area code: 480-585-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 21, 2016, NanoFlex Power Corporation, a Florida corporation (the “Company”) entered into a second amendment to the Employment Agreement with Dean Ledger, the Company’s Chief Executive Officer (the “Amendment”). The Amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities in the six (6) months subsequent to the Amendment, then Mr. Ledger’s base salary would increase from $210,000 to $240,000 and reduced Mr. Ledger’s severance upon the termination of Mr. Ledger in connection with a change of control transaction to six (6) month. A copy of the Amendment is filed herewith as Exhibit 10.1. In the first amendment to the Employment Agreement dated May 8, 2015, Mr. Ledger agreed to a salary reduction of his base salary from $300,000 to $210,000. A copy of the first amendment to the Employment Agreement was filed as Exhibit 10.18 to the Company’s Annual Report for the year ended December 31, 2015 filed on March 18, 2016. A copy of the Employment agreement was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on November 25, 2013.

On October 21, 2016, the Company entered into an amendment (the “Tobin Amendment”) to the Employment Agreement with Mark Tobin, the Company’s Chief Financial Officer. The Tobin Amendment added in a clause stating that if the Company raises not less than $6,000,000 in funds from sales of its securities in the six (6) months subsequent to the Tobin Amendment, then Mr. Tobin’s base salary would increase from $190,000 to $225,000 and added a termination for “Good Reason” clause, as well as a six (6) month severance upon the termination of Mr. Tobin. The Tobin Amendment also added the responsibilities of an executive vice president to Mr. Tobin’s duties and responsibilities under his Employment Agreement. A copy of the Tobin Amendment is filed herewith as Exhibit 10.2. A copy of the Employment Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report for the period ending September 30, 2015 filed on November 13, 2015.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

10.1	Amendment to Dean Ledger Employment Agreement Dated October 21, 2016.
10.2	Amendment to Mark Tobin Employment Agreement Dated October 21, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoFlex Power Corporation

Date: October 26, 2016	By:	/s/ Dean L. Ledger
Name: Dean L. Ledger
Title: Chief Executive Officer

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